Exhibit 99.1

October 18, 2005

R. Andrew Eckert

Dear Andy,

This letter confirms the agreement (this “Agreement”) between you and SumTotal Systems, Inc. (the “Company”) concerning the terms of your separation and offers you the separation compensation described below in exchange for a release of claims and certain obligations.

1. Separation. Your last day of employment with the Company is October 19, 2005 (the “Separation Date”).

2. Accrued Salary and Paid Time Off. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.

3. Bonus. In consideration for you signing this Agreement, the Company will pay you the third quarter bonus payable under the Company’s Executive Incentive Plan, if any, under the same terms and conditions as if you were employed by the Company on the date that that the payout would be made (the “Bonus Payment”). The Bonus Payment will be subject to standard payroll deductions and withholdings, the satisfaction of any outstanding debts to the Company, and your timely return of all Company Property. The Bonus Payment will be made on the date that the other participants are paid their bonus under the Executive Incentive Plan, assuming such a payment is made.

4. Health Insurance. Your group insurance coverage will terminate on October 31, 2005. As of November 1, 2005, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish.

5. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date.

Separation Agreement – Eckert

October 18, 2005

6. Expense Reimbursements. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

7. Return of Company Property. Within three (3) days of your Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property which you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). The only exceptions will be that you may retain your Treo and your laptop computer.

8. Proprietary Information Obligations. Both during and after your employment you will refrain from any unauthorized use or disclosure of the Company’s proprietary or confidential information or materials and you acknowledge your continuing obligations under your Employee Invention, Confidentiality, Unfair Competition, and Nonsolicitation Agreement, including without limitation, your obligations (a) not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company, and (b) for the one year period following the Separation Date, you shall not, directly or indirectly, solicit, attempt to solicit or cause to be solicited, any employee or contractor of the Company to leave his/her employment, terminate his or her work for the Company, or refrain from providing services to the Company, or any of its subsidiaries or affiliates. A copy of your Employee Invention, Confidentiality, Unfair Competition, and Nonsolicitation Agreement is attached hereto as Exhibit A.

9. Confidentiality. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

10. Nondisparagement. Both you and the Company agree not to disparage the other party, and the other party’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation. Nothing herein prevents you and the Company from responding accurately and fully to any question, inquiry or request for information when required by legal process, provided, however, that you shall notify the Company within three business days of any request or demand from you to provide any such information.

Separation Agreement – Eckert

October 18, 2005

11. Release. In exchange for the Severance Payment and other consideration under this Agreement to which you would not otherwise be entitled, you hereby release, acquit and forever discharge the Company, its parent, affiliates and subsidiaries, and its and their respective officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended, including without limitation claims for attorneys’ fees; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing. By signing this Agreement, you agree that you will not pursue any claim covered by this waiver and release. If you break this promise, you agree to pay the Company’s costs and expenses (including reasonable attorneys’ fees) related to the defense of any claims.

12. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA, as amended. You also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) you have carefully read and fully understand the provisions of this Agreement; (b) you are, through this Agreement, releasing the Company from any and all claims you may have against it, its parent, subsidiaries, predecessors, successors, affiliates and related entities; (c) you have knowingly and voluntarily agreed to all of the terms set forth in the agreement; (d) you knowingly and voluntarily intend to be legally bound by the Agreement; (e) your waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Agreement; (f) you have been advised hereby are advised that you have the right to consult with an attorney prior to executing this Agreement; (g) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier); (h) you have seven (7) days following the execution of this Agreement to revoke the Agreement; and (i) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by you, provided that the Company has also executed this Agreement by that date (“Effective Date”).

Separation Agreement – Eckert

October 18, 2005

13. Section 1542 Waiver. YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. You acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of any claims you may have against the Company.

14. Miscellaneous. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such agreements, promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable and to reflect, to the maximum extent possible, the parties’ intent. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

If this Agreement is acceptable to you, please sign below and return the original to me by no later than twenty-one calendar days after receipt of this letter. If you do not return the signed Agreement to me by November 9, 2005, this offer will be automatically withdrawn.

Sincerely,

SUMTOTAL SYSTEMS, INC.

By:
Pamela E. Drew
Vice President, Human Resources

Exhibit A - Employee Invention, Confidentiality, Unfair Competition, and Non-solicitation Agreement

Separation Agreement – Eckert

October 18, 2005

I HAVE CAREFULLY REVIEWED AND CONSIDERED THE TERMS OF THIS AGREEMENT; I FULLY UNDERSTAND ALL OF ITS TERMS AND VOLUNTARILY AGREE TO EACH OF THEM; AND AM LEGALLY BOUND BY THIS AGREEMENT.

Dated:
Employee’s Name (Printed)

Signature